EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 14, 2009, accompanying the consolidated financial statements included in the Annual Report of NeoGenomics, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of NeoGenomics, Inc. on Form S-8 (File No. 333-139484) and the Registration Statement of NeoGenomics, Inc. on Form S-8 (File No. 333-125994).

/s/ Kingery & Crouse,  P.A.

Tampa, Florida
April 14, 2009